Exhibit (a)(1)(E)

Offer to Purchase

All Outstanding Shares of Common Stock

of

ALBIREO PHARMA, INC.

a Delaware corporation

at

$42.00 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE A PAYMENT IN CASH OF $10.00 PER CVR, CONTINGENT UPON THE ACHIEVEMENT OF A CERTAIN MILESTONE

Pursuant to the Offer to Purchase

Dated January 23, 2023

by

ANEMONE ACQUISITION CORP.

a wholly owned subsidiary of

IPSEN BIOPHARMACEUTICALS, INC.

a wholly owned subsidiary of

IPSEN PHARMA SAS

a wholly owned subsidiary of

IPSEN S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON FEBRUARY 21, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

January 23, 2023

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated January 23, 2023 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”) in connection with the offer by Anemone Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Ipsen Biopharmaceuticals, Inc., a Delaware corporation (“Ipsen”) and a wholly owned subsidiary of Ipsen Pharma SAS, a French société par actions simplifiée (“Guarantor”) and wholly owned subsidiary of Ipsen S.A., a French société anonyme, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Albireo Pharma, Inc., a Delaware corporation (“Albireo”), at a price of $42.00 per Share, to the holder in cash, plus one non-transferable contractual contingent value right (each, a “CVR”) per Share, which CVR represents the right to receive a one-time payment in cash of $10.00 per CVR, contingent upon the achievement of a certain milestone, in each case, without interest and subject to any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.    The offer price for the Offer is $42.00 per Share in cash, plus one non-transferable contractual CVR per Share, which represents the right to receive a one-time payment in cash of $10.00 per CVR, contingent upon the achievement of a certain specified milestone, in each case, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions of the Offer.

2.    The Offer is being made for all outstanding Shares.

3.    The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 8, 2023 (together with any amendments or supplements thereto, the “Merger Agreement”), among Albireo, Ipsen, Purchaser and for certain purposes under the Merger Agreement, Guarantor. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, subject to the terms and conditions of the Merger Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and other applicable legal requirements, Purchaser will merge with and into Albireo, and Albireo will continue as the surviving corporation and a wholly owned subsidiary of Ipsen (such merger, the “Merger”). At the effective time of the Merger, all then outstanding Shares (other than Shares (a) held by Albireo (or in Albireo’s treasury), Ipsen, Purchaser or any of their respective subsidiaries immediately prior to the effective time of the Merger, or by Albireo stockholders who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (b) irrevocably accepted for purchase in the Offer) will be automatically converted into the right to receive the Offer Price in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

4.    The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on February 21, 2023, unless the Offer is extended by Purchaser or earlier terminated.

5.    The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6.    Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A., the paying agent for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

ALBIREO PHARMA, INC.

a Delaware corporation

at

$42.00 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE A PAYMENT IN CASH OF $10.00 PER CVR, CONTINGENT UPON THE ACHIEVEMENT OF A CERTAIN MILESTONE

Pursuant to the Offer to Purchase dated January 23, 2023

by

ANEMONE ACQUISITION CORP.

a wholly owned subsidiary of

IPSEN BIOPHARMACEUTICALS, INC.

a wholly owned subsidiary of

IPSEN PHARMA SAS

a wholly owned subsidiary of

IPSEN S.A.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 23, 2023 (“Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitute, the “Offer”), in connection with the offer by Anemone Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Ipsen Biopharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of Ipsen Pharma SAS, a French société par actions simplifiée and a wholly owned subsidiary of Ipsen S.A., a French société anonyme, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Albireo Pharma, Inc., a Delaware corporation, at a price of $42.00 per Share, to the holder in cash, plus one non-transferable contractual contingent value right (each, a “CVR”) per Share, which CVR represents the right to receive a one-time payment in cash of $10.00 per CVR, contingent upon the achievement of a certain milestone, in each case, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)
Address:
(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

5